UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SKIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2019 by Peak Resorts, Inc., a Missouri corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes stated in Section 9.14 of the Merger Agreement, Vail Resorts, Inc., a Delaware corporation (“Vail Resorts”), relating to the proposed acquisition of the Company by Parent, subject to the terms and conditions set forth in the Merger Agreement.

Item 1.02	Termination of Material Definitive Agreement.

The Company’s wholly-owned subsidiary, WC Acquisition Corp., had previously issued a promissory note in favor of Wildcat Mountain Ski Area, Inc., Meadow Green-Wildcat Skilift Corp., and Meadow Green-Wildcat Corp., dated November 22, 2010 (the “Wildcat Note”). In addition, the Company, and its wholly-owned subsidiaries, Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., L.B.O. Holding, Inc. and SNH Development Inc. and Royal Banks of Missouri were parties to that First Renewal of the Restated Credit Facility, Loan and Security Agreement dated as of December 27, 2018 (the “RBOM Credit Facility”). Finally, the Company’s wholly-owned subsidiaries, Snow Time Acquisition, Inc., Snow Time, Inc., Ski Roundtop Operating Corp., Ski Liberty Operating Corp. and Whitetail Mountain Operating Corp., and Cap 1 LLC (“Cap 1”) were parties to that Credit Agreement, dated as of November 21, 2018 (the “Cap 1 Credit Agreement”).

The Company had previously issued to Cap 1 40,000 shares of its Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as follows: (i) 3,076,924 shares of Common Stock at $6.50 per share; (ii) 1,250,000 shares of Common Stock at $8.00 per share; (iii) 1,111,112 shares of Common Stock at $9.00 per share, and (iv) 1,750,000 shares of Common Stock at $10.00 per share (collectively, the “Warrants”). In connection with the initial issuances of Series A Preferred Stock and Warrants, on November 2, 2016, the Company entered into a Registration Rights Agreement with Cap 1 (the “2016 Registration Rights Agreement”). In connection with the Cap 1 Credit Agreement, on November 21, 2018, (i) Cap 1 and certain members of the Company’s management (the “Management Stockholders”) had entered into an Amended and Restated Stockholders’ Agreement (the “Stockholders Agreement”), (ii) the Company entered into a Registration Rights Agreement with Cap 1 (the “2018 Registration Rights Agreement”), and (iii) the Company, Cap 1 and the Management Stockholders entered into an Amended and Restated Voting Agreement (the “Voting Agreement”).

In connection with the consummation of the Merger (as defined below) and the transactions contemplated by the Merger Agreement, on September 24, 2019, (i) all amounts outstanding under the Wildcat Note, the RBOM Credit Facility and the Cap 1 Credit Agreement were repaid in full, and the Wildcat Note, the RBOM Credit Facility and the Cap 1 Credit Agreement were terminated, (ii) the Stockholders Agreement, the 2016 Registration Rights Agreement, the 2018 Registration Rights Agreement and the Voting Agreement were terminated in accordance with their terms, and (iii) the Warrants were cancelled in exchange for the consideration described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, on September 24, 2019, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts. At the effective time of the Merger (the “Effective Time”): (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined in the Merger Agreement), ceased to be outstanding and was converted into the right to receive $11.00 in cash, without interest and less any applicable withholding taxes (the “Common Merger Consideration”); and (ii) each share of Series A Preferred Stock that was outstanding immediately prior to the Effective Time, other than Excluded Shares, was converted into the right to receive an amount equal to the sum of: (a) $1,748.81; plus (b) the aggregate amount of all accrued and unpaid dividends on the applicable issuance of Series A Preferred Stock as of the Effective Time, in cash without interest.

Pursuant to the Merger Agreement, at the Effective Time: (i) each restricted stock unit (“RSU”) that was granted pursuant to the Company’s 2014 Equity Incentive Plan, as amended from time to time (the “Equity Incentive Plan”), that remained outstanding immediately prior to the Effective Time became fully vested immediately prior to the Effective Time and was cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to the (a) Common Merger Consideration, multiplied by (b) number of RSUs held by such holder, less withholdings for any applicable taxes; and (ii) each Warrant was cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of Common Stock in respect of such Warrant; multiplied by (b) the excess of the Common Merger Consideration over the per share exercise price under such Warrant.

Furthermore, in accordance with the Merger Agreement, at the Effective Time, as a result of the Merger, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time (all of which shares were held of record by Parent) was converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company, as the survivor of the Merger (the “Survivor Common Stock”), all of which shares of Survivor Common Stock, as a result of the Merger, (i) comprise all of the issued and outstanding capital stock of the Company as the survivor of the Merger, and (ii) are held of record by Parent.

The total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses was approximately $265 million, excluding related transaction fees and expenses and repayment of certain Company indebtedness, including the indebtedness described in Item 1.02 of this Current Report on Form 8-K, above. Parent funded the aggregate consideration through the proceeds from an expansion of Vail Resorts’ existing credit facility.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019 and incorporated by reference herein.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 24, 2019, the Company notified The Nasdaq Stock Market LLC of the completion of the Merger and requested that The Nasdaq Stock Market LLC file with the SEC a notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Common Stock from The Nasdaq Global Market and deregister the Common Stock under the Exchange Act. Trading of the Common Stock on The Nasdaq Global Market was suspended following the closing of trading on September 24, 2019. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of the Common Stock, other than Excluded Shares, ceased to be outstanding and were converted into the right to receive the Common Merger Consideration. At the Effective Time, all holders of Common Stock ceased to have any rights with respect thereto other than the right to receive the Common Merger Consideration pursuant to the Merger Agreement.

The information set forth under “Introductory Note,” Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts.

The information set forth under “Introductory Note” and Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Merger, (i) at the Effective Time, Timothy D. Boyd, David W. Braswell, Richard K. Deutsch, Stanley W. Hansen, Rory A. Held, Carl E. Kraus, Stephen J. Mueller and Christopher S. O’Connor ceased service as directors of the Company and (ii) as of 5:00 PM Central Standard Time on September 24, 2019, Timothy D. Boyd, Christopher J. Bub, Richard K. Deutsch and Stephen J. Mueller shall cease to be officers of the Company. Simultaneously, Robert A. Katz and David T. Shapiro, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company as the survivor of the Merger until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal and Robert A. Katz and David T. Shapiro, the officers of Merger Sub immediately prior to the Effective Time, became the officers of the Company as the survivor of the Merger until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case, in accordance with the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws (each as defined herein). Information with respect to Robert A. Katz and David T. Shapiro as required by Item 5.02 is set forth in Vail Resorts’ definitive proxy statement on Schedule 14A for its 2018 annual meeting of stockholders, as filed with the SEC on October 22, 2018.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the amended and restated articles of incorporation of the Company were amended and restated in their entirety and such amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) were filed as Exhibit A to the Summary Articles of Merger with the Missouri Secretary of State and became the Amended and Restated Articles of Incorporation of the Company as the survivor of the Merger. Also pursuant to the Merger Agreement and resolutions adopted immediately after the Effective Time by the new directors of the Company as the surviving corporation, the amended and restated by-laws of the Company were amended and restated to read in their entirety as the by-laws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended and Restated By-laws”). A copy of the Amended and Restated Articles of Incorporation and a copy of the Amended and Restated By-laws are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of July 20, 2019, by and among Vail Holdings, Inc., VRAD Holdings, Inc., Peak Resorts, Inc. and, solely for the purposes stated in Section 9.14, Vail Resorts, Inc. (filed as Exhibit 2.1 to Peak Resorts, Inc.’s Current Report on Form 8-K filed on July 22, 2019 and incorporated herein by reference).
3.1	Amended and Restated Articles of Incorporation of Peak Resorts, Inc.
3.2	Amended and Restated By-laws of Peak Resorts, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2019
PEAK RESORTS, INC.
(Registrant)
	By:	/s/ Christopher J. Bub
	Name:	Christopher J. Bub
	Title:	Chief Financial Officer